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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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1.       Steelcase SAS, a French "simplified" corporation

2.       Steelcase S.A., a French corporation

3.       AF Steelcase S.A., a Spanish corporation